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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement
of General DataComm Industries, Inc. and Subsidiaries on Form S-3 (No.        )
of our reports dated October 21, 1993, except as to the information presented in Notes 2 and 5 of the "Notes to Consolidated Financial Statements", for which the dates are November 24, 1993, and November 30, 1993, respectively, on our audits of the consolidated financial statements and financial statement schedules of General DataComm Industries, Inc. and Subsidiaries as of September 30, 1993 and 1992 and for the years ended September 30, 1993, 1992 and 1991, which reports are incorporated by reference or included in the 1993 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND

Stamford, Connecticut
October 28, 1994